Exhibit 13

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(SUBSECTIONS (a) AND (b) OF SECTION 1350, CHAPTER 63 OF

TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Check Point Software Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), does hereby certify that the Annual Report on Form 20-F for the year ended December 31, 2015 (the “Form 20-F”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 28, 2016	By:	/s/ Gil Shwed
Gil Shwed
Chief Executive Officer

Date: April 28, 2016	By:	/s/ Tal Payne
Tal Payne
Chief Finance Officer